UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer
Identification No.)

2400 Xenium Lane North Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2007, Christopher & Banks Corporation (the “Company”) amended its Restricted Stock Agreement dated June 12, 2006 with Matthew P. Dillon, the President and Chief Executive Officer of the Company, and its Restricted Stock Agreement dated August 7, 2006 with Monica Dahl, the Executive Vice President and Chief Operating Officer of the Company.  The amendments are set forth in an Amendment to Restricted Stock Agreement dated March 28, 2007 between the Company and Mr. Dillon and an Amendment to Restricted Stock Agreement dated March 28, 2007 between the Company and Ms. Dahl.  These Amendments are filed as Exhibits to this Form 8-K and are incorporated herein by reference.

The Amendments modify the conditions that must be satisfied in order for the forfeiture restrictions to lapse as to the shares covered by the Restricted Stock Agreements.  Both the Restricted Stock Agreement dated June 12, 2006 with Mr. Dillon and the Restricted Stock Agreement dated August 7, 2006 with Monica Dahl provide for the lapse of forfeiture restrictions as to shares in annual installments over seven years provided that certain conditions have been satisfied as of each lapse date.  The March 28, 2007 Amendments deleted a condition in both Restricted Stock Agreements that required that the Company’s Operating Profit for the fiscal year completed in the February prior to the lapse date must be greater than $65 million and replaced it with a new condition that requires that the Company’s Operating Income for the fiscal year completed in the February prior to the lapse date is equal to or greater than the Operating Income set forth in the budget for such fiscal year approved by the Board of Directors before or shortly after the beginning of such fiscal year (the “Budgeted Operating Income”).  In addition, the Amendments provide that the restrictions shall lapse for the following portion of the shares eligible to lapse at any lapse date if all other conditions are satisfied, and regarding condition described above, the Operating Income for the fiscal year ending in the February prior to the lapse date is at least 95% of the Budgeted Operating Income.  At 95% of Budgeted Operating Income the restrictions shall lapse with respect to 50% of the eligible shares and restrictions shall lapse with respect to an additional .10% of the eligible shares for each basis point over 95%, such that restrictions shall lapse with respect to 100% of the eligible shares at 100% of the Budgeted Operating Income.

The Amendments also provide a more complete definition of Operating Income, stating “Operating Income shall mean income before interest and taxes determined in accordance with generally accepted accounting principles but prior to accruing expense for any award hereunder and excluding the impact (whether positive or negative) thereon of any change in accounting standards or extraordinary item.”

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the complete Amendments filed as exhibits this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

	10.1	Amendment to Restricted Stock Agreement between the Company and Matthew P. Dillon dated March 28, 2007.

	10.2	Amendment to Restricted Stock Agreement between the Company and Monica Dahl dated March 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: April 2, 2007	By:	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President
and Chief Financial Officer

CHRISTOPHER & BANKS CORPORATION

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to Restricted Stock Agreement between the Company and Matthew P. Dillon dated March 28, 2007.
10.2	Amendment to Restricted Stock Agreement between the Company and Monica Dahl dated March 28, 2007.